UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 19, 2013

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.   Costs Associated with Exit or Disposal Activities

On August 19, 2013, Sequenom, Inc. (the “Company”) communicated to employees a plan to reduce the Company’s workforce (the “Reorganization”), as part of an overall cost reduction effort. The Reorganization affects approximately 75 employees. The majority of employees whose employment is being terminated were notified on August 19, 2013. The Company expects all affected employees to be notified no later than August 23, 2013.

Pursuant to the Reorganization, and subject to the execution of separation and general release agreements, the Company will enter into severance arrangements with each terminated employee based on seniority and tenure with the Company. The Company expects to provide severance payments, continuation of medical and dental insurance benefits under COBRA, and outplacement services.

The Company anticipates a reduction of approximately $10 million in compensation-related expenses (without consideration of stock compensation expense) in future operating expenses on an annualized basis from the Reorganization, which includes voluntary and involuntary terminations that have occurred since July 1, 2013. The Company also expects to recognize additional expense reductions as a result of the Reorganization. The Company is undertaking the Reorganization as part of an overall cost reduction effort, and expects to begin to see the benefit of the majority of cost reductions during the fourth quarter of 2013.

In connection with the Reorganization, the Company expects to record approximately $1.2 million in severance-related expenses during the third quarter of 2013. The severance-related charge that the Company expects to incur in connection with the Reorganization is subject to a number of assumptions, and actual results may differ. The Company may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the Company’s overall cost reduction effort, including the Reorganization.

Forward-Looking Statements

This Current Report contains forward-looking statements, including, but not limited to, statements regarding the costs and expenses that the Company anticipates will result from the Reorganization and the expected benefits that the Company anticipates will result from the Reorganization and other items based on our current expectations and involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to the Company’s ability to successfully implement the Reorganization to leverage synergies and optimize its resources; the impact of the Reorganization on the Company’s business, including a potential adverse effect on revenues and the Company’s other financial results; unanticipated charges not currently contemplated that may occur as a result of the Reorganization; and other risks detailed

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from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions the reader that these factors, as well as other factors described in its filings with the Securities and Exchange Commission, are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements. The Company also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this Current Report. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this Current Report or to reflect actual outcomes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Date: August 19, 2013	By	/s/ R. William Bowen
R. William Bowen
Senior Vice President and General Counsel

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